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Exhibit 5.7

CONSENT OF QUALIFIED PERSON

December 2, 2019

Agnico Eagle Mines Limited
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission, as Principal Regulator
Autorité des marchés financiers
Nova Scotia Securities Commission
Financial and Consumer Services Commission, New Brunswick
Office of the Superintendent of Securities, Prince Edward Island
Office of the Superintendent of Securities, Newfoundland and Labrador
Office of the Yukon Superintendent of Securities
Nunavut Securities Office
Office of the Superintendent of Securities, Northwest Territories
United States Securities and Exchange Commission

Agnico Eagle Mines Limited (the "Company")

        Reference is made to the (final) short form base shelf prospectus of the Company dated December 2, 2019 (as may be amended or supplemented from time to time in the future, the "Prospectus"), which Prospectus is included in the Company's Registration Statement on Form F-10 (File No. 333-234778) (as filed with the United States Securities and Exchange Commission on November 19, 2019 as may be amended from time to time, including by way of post-effective amendment, the "Registration Statement").

        I have been named as an author of the report titled "Technical Report on the December 31, 2009, Mineral Resource and Mineral Reserve Estimate and the Suuri Extension Project, Kittila Mine, Finland" and dated March 4, 2010 and the report titled "Pinos Altos Gold-Silver Mining Project, Chihuahua State, Mexico, Technical Report on the Mineral Resources and Reserves as of December 31, 2008" and dated March 20, 2009, both of which are referred to in the Prospectus and in the Registration Statement, and as a "qualified person" as defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects who has approved other scientific and technical information contained in the Prospectus and in the Registration Statement (collectively, the "Technical Disclosure").

        I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference to, the Technical Disclosure. I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (i) derived from the Technical Disclosure, or (ii) within my knowledge as a result of the services performed by me in connection with the Technical Disclosure.

Yours very truly,

(signed) Louise Grondin
Name: Louise Grondin, P. Eng.

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  Exhibit 5.7
CONSENT OF QUALIFIED PERSON
Agnico Eagle Mines Limited (the "Company")